EXHIBIT 23(b)



          INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-12391 on Form S-4 and Registration Statement No. 333-32831 on Form S-3 of Texas Utilities Company of our report dated February 10, 1997, on ENSERCH Corporation and subsidiary companies (ENSERCH) appearing in ENSERCH's Annual Report on Form 10-K for the year ended December 31, 1996 and to the reference to us under the heading "Experts and Legality" in the Prospectus which is part of this Registration Statement.



          /s/ Deloitte & Touche LLP

          Dallas, Texas
          December 8, 1997